UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders of Sensata Technologies Holding N.V. (the “Company”) was held on March 9, 2011. Set forth below are the matters the stockholders voted on and the final voting results.

1. Election of Directors:

Nominee	Votes For	Votes Against*	Abstentions	Broker Non-Votes
Thomas Wroe, Jr.	152,425,977	11,354,517	13,828	37,583
Ed Conard	163,094,820	684,844	14,658	37,583
Paul Edgerley	154,992,026	8,788,318	13,978	37,583
Michael J. Jacobson	163,085,020	695,324	13,978	37,583
John Lewis	163,085,020	695,324	13,978	37,583
Seth Meisel	155,639,017	8,141,327	13,978	37,583
Charles W. Peffer	163,103,650	675,694	14,978	37,583
Michael Ward	154,990,096	8,788,318	15,908	37,583
Stephen Zide	154,991,046	8,788,348	14,928	37,583
Kirk P. Pond	163,104,775	674,614	14,933	37,583

*	Indicates a vote for Marc Roskam

Each of the nominees was elected for a term of one year.

2. Ratification of Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,770,081	13,765	10,476	37,583

3. Advisory proposal to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,511,757	265,339	17,226	37,583

4. Advisory proposal on how often to vote on the approval of the compensation of the Company’s named executive officers:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
28,104,087	12,022	135,605,027	73,186	37,583

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: March 15, 2011	Name:	Jeffrey Cote
	Title:	Executive Vice President and Chief Administrative and Financial Officer

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